Exhibit 8.2

Sheppard, Mullin, Richter & Hampton LLP 650 Town Center Drive, 10th Floor Costa Mesa, California 92626-1993 714.513.5100 main 714.513.5130 fax www.sheppardmullin.com

January 28, 2021

BitGo Holdings, Inc.

2443 Ash Street

Palo Alto, CA 94306

Ladies and Gentlemen:

We have acted as counsel to BitGo Holdings, Inc., a Delaware corporation (“BitGo”), in connection with the transactions contemplated by the Agreement and Plan of Merger, dated May 5, 2021 (the “Merger Agreement”), by and among Galaxy Digital Holdings Ltd, an exempted limited company formed under the laws of the Cayman Islands (“GDHL”), Galaxy Digital Holdings LP, a Cayman Islands exempted limited partnership, Galaxy Digital Inc. (formerly known as Galaxy Digital Digital Pubco Inc.), a Delaware corporation (“GDI”), GDH Titan Merger Sub 1, Inc., a Delaware corporation, GDH Titan Merger Sub 2, Inc., a Delaware corporation, and Fortis Advisors LLC, a Delaware limited liability company. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Registration Statement (defined below).

This opinion is being delivered in connection with the Registration Statement of GDHL and GDI on Form S-4 and Form S-1 filed with the Securities and Exchange Commission (the “Registration Statement”). As such, and for purposes of rendering this opinion, we have examined and are relying upon (without any independent investigation or review of any factual statements therein) the truth, completeness and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):

1.            The Merger Agreement;

2.            The Registration Statement;

3.            Those certain tax representation letters of even date herewith delivered to us by GDHL (the “GDHL Tax Representation Letter”), by GDI (the “GDI Tax Representation Letter”), and by BitGo (the “BitGo Tax Representation Letter”, and, together with the GDHL Tax Representation Letter and the GDI Tax Representation Letter, the “Tax Representation Letters”); and

4.            Such other instruments and documents related to the formation, organization and operation of GDHL, GDI, and BitGo and to the consummation of the Second Merger, and the other transactions contemplated by the Merger Agreement as we have deemed necessary or appropriate.

In connection with rendering this opinion, we have, with your permission, assumed (without any independent investigation or review thereof) that:

(a)            Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Second Merger Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

(b)            All representations, warranties and statements made or agreed to by GDHL, GDI and BitGo and their management employees, officers, directors and shareholders in connection with the Second Merger and the related transactions, including, but not limited to, those set forth in the Merger Agreement (including the exhibits thereto) and the Tax Representation Letters are and will continue to be true, correct, complete and accurate at all relevant times;

(c)            All covenants contained in the Merger Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof or that any such waiver of a term or condition, at the time of the Closing, would not affect our opinion rendered herein, and that the Merger Agreement will not be amended, modified or supplemented in any respect after the date hereof;

(d)            The Second Merger together with the Reorganization Merger will be consummated in the manner contemplated by the Registration Statement, and in accordance with the Merger Agreement without any waiver or breach of any material provision thereof, and the Second Merger and the Reorganization Merger will be effective under applicable state law;

(e)            Any representation or statement made “to the knowledge of” or similarly qualified is correct without such qualification; and

(f)             For U.S. federal income tax reporting purposes, GDHL, GDI, GDH Titan Merger Sub 2, Inc., and BitGo will treat the Second Merger, taken together with the Reorganization Merger, as an exchange governed by Section 351 of the Code.

We confirm to you that the discussion set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Second Merger to BitGo Stockholders” insofar as it is related to U.S. federal income tax law and legal conclusions with respect thereto, is our opinion, subject to the exceptions, assumptions, qualifications and limitations set forth therein and herein, as to the material U.S. federal income tax consequences of the Second Merger to U.S. Holders of BitGo stock.

This opinion does not address the various state, local or foreign tax consequences that may result from the Second Merger, the Reorganization Merger, or the other transactions contemplated by the Merger Agreement, and does not address the federal income tax consequences of any transaction other than the Second Merger, taken together with the Reorganization Merger, as described in the Merger Agreement. In addition, no opinion is expressed about the federal tax treatment of the Second Merger, taken together with the Reorganization Merger, under other provisions of the Code, about the federal income tax treatment of any conditions existing at the time of, or effects resulting from, the Second Merger, taken together with the Reorganization Merger, that are not specifically covered by the above opinion, nor about any tax effects of the Second Merger, taken together with the Reorganization Merger, other than its status as an exchange governed by Section 351 of the Code, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein in connection with the Registration Statement.

No opinion is expressed as to any transaction whatsoever, including without limitation the Second Merger, taken together with the Reorganization Merger, if any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times.

This opinion is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body. The opinion expressed herein is based upon laws, judicial decisions and administrative regulations, rulings and practice, all as in effect on the date hereof and all of which are subject to change, either on a prospective or retroactive basis. New developments in any such administrative matters, court decisions, legislative changes, or changes in the facts, assumptions or other information upon which our opinion is based may have an adverse effect on the legal or tax consequences described herein, and we do not accept any responsibility for updating or revising our opinion in consequence of any such new development or changes. In addition, our opinion is being delivered prior to the consummation of the Second Merger and therefore is prospective and dependent on future events. This opinion is expressed and based upon facts and circumstances as they exist as of the date hereof, and any change in the facts as set forth herein could affect the opinion expressed herein, perhaps adversely. We assume no obligation to update or supplement our opinion to reflect any change in facts or circumstances which may hereafter come to our attention.

In rendering this opinion, we have assumed that Davis Polk & Wardwell LLP, in its capacity as counsel to GDHL, has delivered to GDHL, and has not withdrawn, an opinion that is substantially similar to this one, including without limitation, that the Reorganization Merger, taken together with the Second Merger, should qualify as an exchange governed by Section 351(a) of the Code.

This opinion has been prepared solely in connection with the Registration Statement and may not be relied upon for any other purpose without our prior written consent. We consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities Exchange Commission thereunder.

Very truly yours,

/s/ SHEPPARD, MULLIN, RICHTER & HAMPTON llp